                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


------------------------------------------------------------------------

              (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------

   (5)  Total fee paid:

------------------------------------------------------------------------

 / / Fee paid previously with preliminary materials.

 / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------

   (3)  Filing Party:

------------------------------------------------------------------------

   (4)  Date Filed:

------------------------------------------------------------------------

                    [ LOGO ] ANHEUSER-BUSCH COMPANIES, INC.

                                NOTICE OF 1997
                               ANNUAL MEETING OF
                               SHAREHOLDERS AND
                                PROXY STATEMENT

           -----------------------------------------------------
                            YOUR VOTE IS IMPORTANT!
             PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR
             PROXY IN THE ENCLOSED ENVELOPE.
           -----------------------------------------------------

    [ LOGO ] ANHEUSER-BUSCH COMPANIES, INC.

                                                             March 10, 1997

    Dear Shareholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. on Wednesday, April 23, 1997, in Houston, Texas. Information about the meeting is presented on the following pages.

        In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and answer shareholder questions.

        Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

        Thank you for your continued support of Anheuser-Busch. We look forward to seeing you on April 23rd.

                                            Sincerely,
                                            / S / AUGUST A. BUSCH III
                                            AUGUST A. BUSCH III
                                            Chairman of the Board and
President

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 23, 1997

    The Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. (the "Company") will be held at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas, on Wednesday, April 23, 1997, at 10:00 A.M. local time, for the following purposes:

    1. To elect five directors, each to serve for a term of three years;

    2. To approve the employment of Price Waterhouse LLP, as independent accountants, to audit the books and accounts of the Company for 1997;

    3. To consider, if presented at the meeting, a proposal submitted by a shareholder as described on pages 9-11 in the proxy statement; and

    4. To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on February 28, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A list of such shareholders will be available during regular business hours at the Company's office, 775 Gellhorn, Houston, Texas for the ten days before the meeting, for inspection by any shareholder for any purpose germane to the meeting.

                                    By Order of the Board of Directors,
                                    / S /  JOBETH B. BROWN
                                    JoBeth G. Brown
                                    Vice President and Secretary

March 10, 1997

IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND AND YOU ARE A STOCKHOLDER AS OF THE RECORD DATE, PLEASE CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD AND BRING THE ADMISSION TICKET YOU RECEIVED IN YOUR PROXY MAILING WITH YOU TO THE MEETING. IF, HOWEVER, YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING WITH YOU A PROXY OR LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES.

                        ANHEUSER-BUSCH COMPANIES, INC.

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anheuser-Busch Companies, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The address of the Company's principal executive offices is One Busch Place, St. Louis, Missouri 63118. This Proxy Statement and the form of proxy are being mailed to shareholders on or about March 10, 1997.

                   REVOCABILITY OF PROXY AND VOTING OF PROXY

    A proxy given by a shareholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the five nominees for directors named herein and in favor of Item 2, and against the shareholder proposal included in Item 3 described in the Notice of Annual Meeting. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein.

    The Company has been advised that a shareholder intends to introduce two proposals at the Annual Meeting. The first proposal is that, if the Company intends to close or sell any wholly-owned domestic subsidiary, such operation would be offered for sale to the impacted employees before any other action is taken, and that the Company would subsidize reasonable expenses of a feasibility study related to such transaction. The second proposal would require the Company to engage a consultant to review its labor and customer relations policies and report the results at the 1998 Annual Meeting. The Company received notice of such proposals subsequent to the deadline for submitting shareholder proposals for the Annual Meeting, and, as provided by the applicable rules under the Securities Exchange Act of 1934, such proposals have not been included on the proxy card for the Annual Meeting. If such resolutions are properly introduced at the Annual Meeting and are voted upon, the proxies solicited hereby will be voted AGAINST such resolutions.

    The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters by the Proxy Committee in a manner that the members of the Committee (in their judgment) consider to be in the best interests of the shareholders.

                         POLICY OF CONFIDENTIAL VOTING

    It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a shareholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a shareholder appear on a proxy card or other voting material. The Company continues its long-standing practice of retaining an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

                         RECORD DATE AND VOTING RIGHTS

    Only shareholders of record at the close of business on February 28, 1997, are entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote 498,080,668 shares of common stock. Each shareholder entitled to vote shall have one vote for each share of common stock registered in such shareholder's name on the books of the Company as of the record date.

    A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and other matters mentioned in this Proxy Statement. If such a majority is represented at the meeting, then the five nominees for director who receive the highest number of the votes cast will be elected. The other matters require the approving vote of at least a majority of the votes cast. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

    The only person known by the Company to be the beneficial owner of more than 5% of the outstanding voting securities of the Company is:

                                                               NUMBER OF
     PERCENT OF
                                                             COMMON SHARES
       CLASS
NAME AND ADDRESS                                             AS OF 12/31/96
    ON 12/31/96
----------------                                             --------------
    -----------
NationsBank Corporation and its subsidiaries                 26,026,416<Fa>
            5.2%
100 N. Broadway
St. Louis, MO 63102

-------

<Fa> NationsBank Corporation (successor to Boatmen's Bancshares, Inc.) and its subsidiaries have sole voting power as to 11,957,293 shares, shared voting power as to 13,689,317 shares, sole investment power as to 6,515,112 shares, and shared investment power as to 14,509,486 shares.

                             ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

    The Board of Directors of the Company is divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group III expires with this Annual Meeting. The terms of directors of Group I and Group II expire with the Annual Meetings in 1998 and 1999, respectively.

    The following information is submitted respecting the nominees for election and the other directors of the Company:

   NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2000 (GROUP
III DIRECTORS):

                     BERNARD A. EDISON
                      Mr. Edison, 68, has been a director since 1985. He
                      was President of Edison Brothers Stores, Inc., a group of
                      retail specialty stores, from 1968 until his retirement
[PHOTO OF EDISON]     in 1987, Chairman of its Finance Committee from 1987
                      until 1989, and served as Director Emeritus from 1989
                      until 1996. He is also a director of General American Life
                      Insurance Co. and Reinsurance Group of America, Inc.
                      Mr. Edison is Chairman of the Audit, Executive Salaries,
                      and Stock Option Plans Committees and is a member of
                      the Executive and Shareholder Meetings Committees.

                     VERNON R. LOUCKS, JR.
                      Mr. Loucks, 62, has been a director since 1988. He is
                      Chairman of the Board and Chief Executive Officer of
                      Baxter International Inc., a manufacturer of health
[PHOTO OF LOUCKS]     care products, specialty chemicals, and instruments.
                      He has been Chairman since 1987 and Chief Executive
                      Officer since 1980. He is also a director of Affymetrix,
                      Inc., Coastcast Corporation, Dun & Bradstreet
                      Corporation, Emerson Electric Co., and The Quaker Oats
                      Company. Mr. Loucks is a member of the Audit, Conflict of
                      Interest, Executive Salaries, Stock Option Plans, and
                      Nominating Committees.

                     VILMA S. MARTINEZ
                      Ms. Martinez, 53, has been a director since 1983. She
                      has been a partner in the law firm of Munger, Tolles &
                      Olson since 1982.  She is also a director of Fluor
[PHOTO OF MARTINEZ]   Corporation, Sanwa Bank California, and Shell Oil
                      Company. Ms. Martinez is a member of the Audit, Executive
                      Salaries, Pension, and Stock Option Plans Committees.

                     WILLIAM P. PAYNE
                      Mr. Payne, 49, is a nominee for director. He is Vice
                      Chairman of NationsBank Corporation, which position he
                      has held since January 1997.  He was President and
[PHOTO OF PAYNE]      and Chief Executive Officer of the Atlanta Committee
                      for the Olympic Games from 1991 to 1997. Mr. Payne is
                      also a director of Cousins Properties, Inc. and
                      Jefferson-Pilot Corporation.

                     EDWARD E. WHITACRE, JR.
                      Mr. Whitacre, 55, has been a director since 1988. He
                      has been Chairman of the Board and Chief Executive
                      Officer of SBC Communications, Inc. since 1990.
[PHOTO OF WHITACRE]   He is also a director of Burlington Northern Sante Fe
                      Corporation, Emerson Electric Co., and The May
                      Department Stores Company. Mr. Whitacre is Chairman of
                      the Pension and Nominating Committees and is a member
                      of the Audit, Executive, and Finance Committees.

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE
NOMINEES.

                DIRECTORS WHOSE TERM CONTINUES UNTIL 1998 (GROUP I
DIRECTORS):

                     AUGUST A. BUSCH III
                      Mr. Busch, 59, has been a director since 1963. He is
                      Chairman of the Board and President of the Company. He
                      has been President since 1974, Chief Executive Officer
[PHOTO OF BUSCH]      since 1975, and Chairman since 1977. He is also
                      a director of Emerson Electric Co., General American
                      Life Insurance Co., and SBC Communications, Inc. Mr.
                      Busch is Chairman of the Executive Committee and is a
                      member of the Nominating Committee.

                     CARLOS FERNANDEZ G.
                      Mr. Fernandez, 30, has been a director since February
                      1996. He is a Vice Chairman of the Board of Directors of Grupo Modelo, S.A. de C.V., a Mexican company
[PHOTO OF FERNANDEZ]  engaged in brewing and related operations, which position he has held since 1994. During the last five years he has also served and continues to serve in key positions of the major production subsidiaries of Grupo
                      Modelo, including Executive Vice President since
                      1994 and Chief Operating Officer since 1992. Mr.
                      Fernandez is a member of the Conflict of Interest and Finance Committees.

                     PETER M. FLANIGAN
                      Mr. Flanigan, 73, has been a director since 1978. He
                      is a Director of the investment banking firm of Dillon,
                      Read & Co. Inc., where he was a Managing Director from
[PHOTO OF FLANIGAN]   1975-1992. Mr. Flanigan is a member of the Executive,
                      Finance, Nominating, and Pension Committees.

                     ANDREW C. TAYLOR
                      Mr. Taylor, 49, has been a director since 1995. He is
                      President and Chief Executive Officer of Enterprise
                      Rent-A-Car Company, which position he has held since
[PHOTO OF TAYLOR]     1991. He is also a director of Commerce Bancshares,
                      Inc. and General American Life Insurance Co.
                      He is a member of the Audit and Finance Committees.

                     DOUGLAS A. WARNER III
                      Mr. Warner, 50, has been a director since 1992. He
                      has been Chairman of the Board of J. P. Morgan & Co.
                      Incorporated ("Morgan") and Morgan Guaranty Trust
[PHOTO OF WARNER]     Company of New York (the "Bank") since January 1995 and
                      President of Morgan and the Bank since 1990. He is
                      also a director of General Electric Company. Mr. Warner
                      is a member of the Audit, Finance, and Pension Committees.

               DIRECTORS WHOSE TERM CONTINUES UNTIL 1999 (GROUP II
DIRECTORS):

                     JOHN E. JACOB
                      Mr. Jacob, 62, has been a director since 1990. He has
                      been Executive Vice President and Chief Communications
                      Officer of the Company since 1994.  He was President
[PHOTO OF JACOB]      and Chief Executive Officer of the National Urban
                      League, Inc., a community-based social service and
                      advocacy agency, from 1982-1994. He is also a director of
                      Coca-Cola Enterprises, Inc. and LTV Corporation. Mr.
                      Jacob is a member of the Finance and Shareholder
                      Meetings Committees.

                     CHARLES F. KNIGHT
                      Mr. Knight, 61, has been a director since 1987. He is
                      Chairman of the Board, Chief Executive Officer, and
                      President of Emerson Electric Co., a manufacturer of
[PHOTO OF KNIGHT]     electrical and electronic equipment.  He has been
                      Chairman of the Board and Chief Executive Officer
                      since 1973 and President since March 1995. He is also a
                      director of The British Petroleum Company p.l.c., IBM
                      Corporation, and SBC Communications, Inc.
                      Mr. Knight is Chairman of the Conflict of Interest
                      and Finance Committees and is a member of the Executive
                      and Nominating Committees.

                     SYBIL C. MOBLEY
                      Dr. Mobley, 71, has been a director since 1981. She
                      has been Dean of the School of Business and Industry at
                      Florida A & M University since 1974.  She is also a
[PHOTO OF MOBLEY]     director of Champion International Corporation and Dean
                      Witter, Discover & Co. Dr. Mobley is a member of the
                      Audit, Conflict of Interest, and Pension Committees.

                     JAMES B. ORTHWEIN
                      Mr. Orthwein, 72, has been a director since 1963. He
                      served as Chairman of the Board and Chief Executive
                      Officer of the advertising agency D'Arcy MacManus
[PHOTO OF ORTHWEIN]   Masius Worldwide, Inc. (now D'Arcy Masius Benton &
                      Bowles) from 1976 until his retirement in 1982. In
                      1983 he helped form Huntleigh Asset Partners, L.P., a
                      private investment partnership of which he is presently
                      a partner. Mr. Orthwein is Chairman of the Shareholder
                      Meetings Committee and is a member of the Executive and
                      Nominating Committees.

                     WILLIAM H. WEBSTER
                      Judge Webster, 73, has been a director since 1991. He
                      has been a partner in the law firm of Milbank, Tweed,
                      Hadley & McCloy since September 1991.  He was Director
[PHOTO OF WEBSTER]    of Central Intelligence from 1987 until September 1991
                      and Director of the Federal Bureau of Investigation
                      from 1978 until 1987. He is also a director of Maritz,
                      Inc., Pinkerton's Inc., TLC Beatrice International
                      Holdings, Inc. and Next Wave Telecom, Inc. Judge
                      Webster is a member of the Audit, Conflict of
                      Interest, Executive Salaries, and Stock Option Plans
                      Committees.

SECURITIES OWNED BY DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

    The following table shows the number of shares of the Company's common stock and the Deferred Units with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors, nominees, and executive officers as a group as of the most recent practicable date. The number of shares shown for each individual represents less than 1% of the common stock outstanding. The number of shares shown for all directors, nominees, and executive officers as a group represents 2.1% of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.


NUMBER OF

SHARES OF

COMMON STOCK            DEFERRED
                                 NAME
BENEFICIALLY OWNED         UNITS<F1>
                                 ----                                    --
----------------         ---------
August A. Busch III....................................................
3,420,809<F2>                 --
Bernard A. Edison......................................................
        0<F3>             42,029
Carlos Fernandez G.....................................................
    2,200                     --
Peter M. Flanigan......................................................
1,270,492<F4>                 --
John E. Jacob..........................................................
  146,445<F5>              5,185
Charles F. Knight......................................................
   16,000                 25,658
Stephen K. Lambright...................................................
  339,291<F6>                 --
Vernon R. Loucks, Jr...................................................
    2,000                  1,879
Vilma S. Martinez......................................................
      254                  6,269
Sybil C. Mobley........................................................
    1,525                    429
James B. Orthwein......................................................
2,603,408<F7>                 --
William P. Payne.......................................................
      700                     --
John H. Purnell........................................................
  342,848<F8>                 --
Patrick T. Stokes......................................................
  790,804<F9>                 --
Andrew C. Taylor.......................................................
    9,178                    739
Douglas A. Warner III..................................................
    2,000                  1,150
William H. Webster.....................................................
    2,000<F10>             2,283
Edward E. Whitacre, Jr.................................................
    2,000                    136
All directors, nominees, and executive officers as a group (26 persons).............................................................
10,463,621<F11>

-------

<F1>Deferred Units represent director fees deferred to the individual's share equivalent account under the Company's deferred compensation plan for non-employee directors. The value of the Units at the time of distribution will be equal to the market value of the equivalent number of shares of the Company's common stock and will be paid in cash. No voting rights are associated with Deferred Units.

<F2>The number of shares includes 991,014 shares that are subject to currently exercisable stock options. Of the shares shown, Mr. Busch has shared voting and shared investment power as to 538,680 shares and 1,024,032 shares are held in trusts of which Mr. Busch is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 96,660 shares beneficially owned by Mr. Busch's wife are not included.

<F3>Following the acquisition in 1989 by Edison Brothers Stores, Inc. of an indirect interest in a retail liquor license, Mr. Edison sold all shares of Company common stock owned by him to avoid any possible conflicts with state alcoholic beverage control laws.

<F4>Of the shares shown, Mr. Flanigan has shared voting and shared investment power as to 985,800 shares. 24,000 shares owned by Mr. Flanigan's wife are not included.

<F5>The number of shares includes 145,694 shares that are subject to currently exercisable stock options.

<F6>The number of shares includes 259,107 shares that are subject to currently exercisable stock options. 2,800 shares owned by members of Mr. Lambright's immediate family are not included.

<F7>Of the shares shown, Mr. Orthwein has shared voting and shared investment power as to 331,336 shares.

<F8>The number of shares includes 279,594 shares that are subject to currently exercisable stock options. 30,000 shares owned by Mr. Purnell's wife are not included.

<F9>The number of shares includes 573,163 shares that are subject to currently exercisable stock options.

<F10>Judge Webster has shared voting and shared investment power with respect to the shares shown.

<F11>The number of shares stated includes 3,321,378 shares that are subject to currently exercisable stock options or stock options that become exercisable within 60 days and 1,024,032 shares that are referred to in
     Note 2. The directors, nominees, and executive officers as a group have sole voting and sole investment power as to 4,260,395 shares and shared voting and shared investment power as to 1,857,816 shares. 185,616 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

                  ADDITIONAL INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS OF THE COMPANY

    Regular meetings of the Board of Directors of the Company are normally held each month, although one or two of such meetings may be dispensed with during a calendar year. During 1996 the Board of Directors held 10 meetings. No current director who served during 1996 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board on which he or she served. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

    Each director who is not an employee of the Company is paid an annual retainer of $40,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $1,400 for each Board of Directors meeting attended or dispensed with and a fee of $1,200 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairmen of the Audit, Conflict of Interest, Executive Salaries, Finance, and Pension Committees. The Chairmen of the Nominating and Shareholder Meetings Committees are each paid an annual fee of $3,000. The Company also provides each non-employee director group term life insurance coverage of $50,000.

    Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors' fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director's election, such payments may be made either in a lump sum or over a period not to exceed ten years. In December 1995, the Board of Directors terminated the retirement plan for non-employee directors. As a result of the plan termination, an amount equal to the present value of the projected benefit for each then current director was credited to the director's deferred compensation account, to be paid upon the director's retirement from the Board.

    Information concerning certain standing committees of the Board of Directors is set out below:

AUDIT COMMITTEE

    The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the director of internal auditing their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; receive reports from the Business Practices Committee regarding implementation of and compliance with the Company's business ethics policy and discuss with management any concerns the Audit Committee may have with regard to the Company's business practices; receive reports from the Environmental Policy Committee regarding implementation of and compliance with the Company's environmental policy and discuss with management any concerns the Audit Committee may have with regard to the Company's environmental practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the director of internal auditing to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. During 1996 the Committee held four meetings.

NOMINATING COMMITTEE

    The function of the Nominating Committee is to recommend to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each Annual Meeting of the

Company and to recommend to the Board persons to fill vacancies on the Board of Directors. The Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the Company the names of such nominees, together with their qualifications for service as a director of the Company. During 1996 the committee held one meeting.

EXECUTIVE SALARIES COMMITTEE

    The function of the Executive Salaries Committee is to consider and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of the Company and to other officers and upper-management employees of the Company and its subsidiaries. During 1996 the Committee held four meetings. The Committee's report on 1996 executive compensation is on pages 11-13.

    August A. Busch III and James B. Orthwein are first cousins. See "Other Transactions Involving Directors, Officers, or Their Associates," pages 18-19, for additional information concerning certain of the directors.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS
                            (ITEM 2 ON PROXY CARD)

    Action will be taken with respect to the approval of independent accountants for the Company for the year 1997. The Board of Directors has, subject to such approval, selected Price Waterhouse LLP.

    A representative of Price Waterhouse LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

    The Board of Directors recommends a vote FOR the proposal to approve the employment of Price Waterhouse LLP.

                             SHAREHOLDER PROPOSAL
                            (ITEM 3 ON PROXY CARD)

PROPOSAL RELATING TO A REPORT ON BEER CONSUMPTION

    The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, owners of 16,000 shares of common stock of the Company, have advised the Company of their intention to introduce the following resolution at the Annual Meeting.

    To be adopted, this proposal, WHICH IS OPPOSED BY THE BOARD OF DIRECTORS, would require the affirmative vote of the majority of the votes cast.

                           ------------------------

Whereas:

    The federal government adopted a revised U.S. Dietary Guidelines for Americans in 1995 that defines moderation as no more than one drink of alcohol per day for women and no more than two drinks per day for men, with a serving of alcohol defined as twelve ounces of regular beer;

    The U.S. Dietary Guidelines state that consumption in excess of these moderate limits is associated with serious health and safety problems;

    Our company has stated in its educational materials that it seeks to promote moderate consumption to its products but has not included the U.S. Dietary Guidelines' definition of moderation;

    Our company, as well as many other members of the alcohol industry, has promoted the U.S. Dietary Guidelines as establishing a link between alcohol consumption and health;

    There is widespread public misunderstanding and confusion regarding the term "moderate consumption" and its connection to health and safety;

    Recent research has found that approximately 80% of alcohol consumption occurs in drinking settings in which more than two drinks per day are being consumed, in excess of the moderation definition found in the Dietary Guidelines;

    Recent research shows that approximately 60% of all alcohol consumption is being consumed by only 10% of the drinking population, who average more than two drinks/day, in excess of the U.S. Dietary Guidelines' definition of moderate consumption;

Therefore Be It Resolved:

    That management prepare a report, withholding competitive information and at reasonable cost, for the board and requesting shareholders by January 31, 1998, which includes a complete statement regarding methodologies used, investigations, and recommendations to determine what percentage of our company's product is consumed in moderate amounts, as defined by the U.S. Dietary Guidelines.

    And that management revise existing company educational materials and develop all future educational materials to include in a prominent fashion the definition of moderate drinking found in the Dietary Guidelines whenever the term "moderation" is used, and mail to all shareholders a clear statement of the U.S. Dietary Guidelines' definition of moderation.

Supporting Statement

    The U.S. Dietary Guidelines provide important new health information for consumers regarding alcohol consumption. Their content however is often omitted or distorted, creating real health risks for consumers in the use of our company's products. As stated in the Guidelines, alcohol consumption in excess of the moderate limits is associated with a wide array of health and safety problems. Our company has demonstrated a commitment to alcohol education. In keeping with that commitment, we respectfully request that our company become the voluntary leader in making the definition of "moderation" found in the U.S. Dietary Guidelines widely available to the public by including it in its educational materials whenever the term "moderation" is used. This enhanced commitment to alcohol education honors the consumer's right to know and improves our company's image as concerned, responsible corporate citizens.

                           ------------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION.

    Anheuser-Busch has long been a leader in the fight against alcohol abuse. For many years, the Company has supported organizations such as the American Council on Alcoholism, the Alcoholic Beverage Medical Research Foundation and the Betty Ford Foundation, which are dedicated to reducing the problem of alcohol abuse through counseling, treatment and research.

    In addition to this support, the Company also conducts its own alcohol awareness initiatives under the banners of "Know When To Say When" and "Let's Stop Underage Drinking Before It Starts," which are designed to encourage adults to be responsible when they drink, and to fight underage drinking. These programs, which have been underway for over a decade, are annually reviewed and updated to reflect the environment in which we live and transact our business.

    With an investment of $100 million in these efforts in the last five years alone, the Company believes it is solidly on the right track in both demonstrating its concern for these issues, as well as its commitment to being part of the solution. The Company notes that over the last decade, there have been significant declines in drunk driving fatalities among both adults and teenagers, as well as progress in the fight against underage drinking.

    As to the specific issues raised by the proponents, the Company believes that information about the number of Americans who drink heavily or abuse alcohol is widely available. According to the federal government's National Institute on Alcohol Abuse and Alcoholism (NIAAA), more than 92 percent of the U.S. adult population do not meet alcohol abuse or dependence criteria. And, according to the U.S. Substance Abuse and Mental Health Services Administration, the number of frequent heavy drinkers has declined nine percent since 1985. The fact that per capita alcohol consumption has been declining when both the proportion of people drinking and alcohol sales have increased, suggests a move by Americans to more moderate consumption.

    The Company also disagrees that Anheuser-Busch should provide specific guidance to adults about how much they should drink. In fact, the Company's "Know When To Say When" campaign is specifically designed to encourage adults who drink to exercise personal judgment and make that decision for themselves. Because there are so many variables involved in how alcohol is absorbed, including weight, gender, mood, and amount of food consumed, what is an appropriate amount to drink not only varies from individual to individual, but also may differ for any one individual depending upon the specific occasion. Further, the Company notes that even among public health officials, researchers, government authorities, epidemiologists and cultural anthropologists there has been no consensus reached as to a standard definition of what constitutes moderate drinking. According to the NIAAA, "There are numerous cultural and social definitions of `moderate' alcohol consumption currently in use. Epidemiological studies refer to a wide range of drinking patterns as moderate."

    Similarly, the Company also believes there is already widespread awareness among the public about the harmful effects of over-consumption. A recent poll conducted by the NIAAA showed that awareness levels about the dangers of over-consumption were extremely high, with over 96 percent indicating that they understood there were negative consequences to this behavior.

    As a result of the existence of the foregoing available data addressing the information requested by the proponents, as well as Anheuser-Busch's alcohol awareness and education initiatives, the Company believes that no additional research is needed, and that its resources are best invested in continuing its own efforts.

    THEREFORE, YOUR BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            EXECUTIVE COMPENSATION

                  REPORT OF THE EXECUTIVE SALARIES COMMITTEE
                     AND THE STOCK OPTION PLANS COMMITTEE

    The Executive Salaries Committee has the responsibility of recommending to the Board of Directors appropriate salaries and other compensation for executive officers and administering the Officer Bonus Plan. The Stock Option Plans Committee administers the Company's stock option program. Both committees (hereafter referred to as the "Committee") have identical membership consisting entirely of outside directors.

COMPENSATION PHILOSOPHY

    The Committee adheres to several guiding principles in carrying out its responsibilities:

    * Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

    * Anheuser-Busch provides a base salary that will maintain its competitive market position. The Company offers an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Anheuser-Busch utilizes stock options to foster a long-term perspective aligned with that of the shareholders.

    * Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

    * The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. A compensation consultant annually reports to the Committee on the competitive mix of base, bonus and long-term incentives for a comparator group of national and local companies.

1996 COMPENSATION

    The Committee considers several factors when determining compensation for executive officers, including August A. Busch III:

    * OVERALL COMPANY PERFORMANCE. In addition to their current knowledge of Company operations through participation at regular Board meetings, the Committee specifically looked at annual and long term sales, earnings, and cash flow per share growth; market share gains; return to shareholders (see charts on page 15); progress toward long term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

    * INDIVIDUAL PERFORMANCE. The Committee considers, in addition to an executive's business results, the achievement of various other managerial objectives and personal development goals.

    * COMPETITIVE COMPENSATION. The Committee is provided a report from a compensation consulting firm which details Anheuser-Busch compensation practices relative to a comparable group of 22 companies. This group is comprised of large national consumer goods companies as well as several large St. Louis-based corporations. The companies in the sample were chosen in consultation with the consulting firm as being representative of the types of companies with which Anheuser-Busch competes for executive talent. The report reviews base salary, annual bonus, and long term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group. The consulting firm believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also is indicative of overall Company pay practices when viewed in the aggregate.

    * TARGETED COMPENSATION. Total compensation for executive officers including Mr. Busch is targeted at a market level which approximates the median of the sample group of comparable companies after adjusting for the different magnitude of sales for each company, using a method called regression analysis. "Market level" is considered to be that calculated at the 50th percentile, with a margin of (PM)20%. Mr. Busch's total compensation for 1996 was at the market level for total compensation among the comparison group.

SALARY:

    The Company does not have an employment agreement with Mr. Busch or any of its other executive officers. In setting base salaries the Committee generally considers the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, operating and net income margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Busch's 1996 base salary of $1,055,000 was at the market level of salaries for CEOs in the comparable group of companies.

    Salaries for other executive officers were targeted at the market level where appropriate benchmarks were available. Actual 1996 salaries varied considerably among the executive officers depending on responsibilities, past departmental or divisional performance, and to a lesser degree, length of service. There were no specific departmental or divisional performance measures defined and considered. The individual's performance and potential future contributions were subjectively evaluated.

BONUS:

    1996 bonuses for Mr. Busch, 12 other executive officers and 45 other officers were paid under the Officer Bonus Plan (the "Plan"), which was approved by shareholders at the 1995 Annual Meeting. The Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 1996 the Committee adopted the 1996 Officer Bonus Program ("1996 Program"), which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 1996 after adjustments for certain non-recurring items. The Committee also determined a bonus formula for allocating the pool among the participants in which amounts for participants were expressed as a percentage of the total pool.

    In February 1997 the Committee certified that the 1996 performance goal was met and approved individual bonuses. The Committee, through the exercise of discretion and after taking into consideration individual performance and targeted compensation levels, approved bonus payments totalling less than the maximum available in the bonus pool. Due to regulations of the Internal Revenue Service and provisions of the Plan and 1996 Program, any adjustments to the bonuses for the participating executives named in the summary compensation table on page 14 could only be reductions from the amounts determined by formula. Bonuses for other participants were determined after subjectively taking into consideration individual performance toward corporate or divisional objectives. Mr. Busch's 1996 bonus was $1,382,000.

LONG TERM INCENTIVES:

    As indicated previously, stock options are the Company's only long term incentive. Stock option awards are made to approximately 800 middle and upper level managers, including Mr. Busch and other executive officers. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits. The amount and terms of prior option grants are reviewed but are not explicitly considered in determining the size of individual awards. In 1996, the Committee granted Mr. Busch options for 200,000 shares under the 1989 Incentive Stock Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION EXPENSES

    The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

    Stock options granted under the 1989 Incentive Stock Plan and bonuses paid pursuant to the Officer Bonus Plan are designed to qualify as performance-based compensation.

                          Bernard A. Edison--Chairman

          Andrew B. Craig III<F*>              Vernon R. Loucks, Jr.
             Vilma S. Martinez                  William H. Webster

<F*> Mr. Craig, whose term as a director expires on April 23, 1997, is not standing for reelection.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Busch is a member of the Human Resources Committee of SBC
Communications Inc. Mr. Whitacre, an Executive Officer of SBC Communications Inc., is a Director of the Company.

SUMMARY COMPENSATION TABLE



         LONG-TERM

       COMPENSATION

       ------------
                                                      ANNUAL
COMPENSATION<F1>         AWARDS OF          ALL

           STOCK           OTHER
                                                     ----------------------
----        OPTIONS      COMPENSATION
      NAME AND PRINCIPAL POSITION          YEAR      SALARY ($)       BONUS
($)        (#)<F2>         ($)<F3>
      ---------------------------          ----      ----------       -----
----       ---------     ------------

A. A. Busch III                            1996         1,055,000
1,382,000       200,000          75,676
  Chairman of the Board and President      1995           995,000
616,000       396,418          80,237
                                           1994           940,000
1,232,000       203,330          87,425

P. T. Stokes                               1996           604,550
600,000       100,000          35,967
  Vice President and Group Executive       1995           565,000
250,000       193,086          37,148
                                           1994           523,000
500,000       101,664          38,149

J. E. Jacob<F4>                            1996           423,200
250,000        60,000          27,057
  Executive Vice President and             1995           368,000
75,000       152,418          18,307
    Chief Communications Officer           1994           175,000
75,000       142,330           2,251

J. H. Purnell                              1996           420,000
294,000        75,000          31,470
  Vice President and Group Executive       1995           400,000
132,500       111,752          33,146
                                           1994           350,000
265,000        81,330          38,365

S. K. Lambright                            1996           368,500
250,000        60,000          27,323
  Vice President and Group Executive       1995           335,000
119,000       111,752          27,519
                                           1994           309,000
238,000        60,998          27,545

-------

<F1> Salary and bonus amounts include any amounts deferred under the Executive
     Deferred Compensation Plan. If an excise tax were imposed on a participant as to such deferred benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

<F2> Awards for 1994 and 1995 have been adjusted to reflect a two-for-one stock split and the spin-off of The Earthgrains Company, both of which occurred in 1996.

<F3> The 1996 amounts disclosed in this column include:

     <Fa>  Company matching contributions to the Deferred Income Stock Purchase and Savings Plan and the 401(k) Restoration Plan of $41,085 for Mr. Busch, $23,568 for Mr. Stokes, $16,501 for Mr. Jacob, $16,347 for Mr. Purnell, and $14,370 for Mr. Lambright. Under the 401(k) Restoration Plan, if an excise tax were imposed on a participant as to such benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

     <Fb>  Payments for insurance coverage of $27,284 for Mr. Busch, $12,399 for
           Mr. Stokes, $10,556 for Mr. Jacob, $10,439 for Mr. Purnell, and $7,453 for Mr. Lambright.

     <Fc>  Payment of director fees from subsidiary or affiliated companies of $7,307 for Mr. Busch, $4,684 for Mr. Purnell, and $5,500 for Mr. Lambright.

<F4> Mr. Jacob joined the Company as Executive Vice President and Chief
     Communications Officer on July 1, 1994. His 1994 salary and bonus are for the portion of the year in which he was employed by the Company.

                                      14

                           [GRAPH OF TEN YEAR COMPARISON]

---------------------------------------------------------------------------
------------------------------------------------
                            1986     1987     1988     1989     1990
1991     1992     1993     1994     1995     1996
---------------------------------------------------------------------------
------------------------------------------------
Anheuser-Busch             $100.0   $129.8   $125.0   $155.9   $178.2
$260.0   $252.6   $218.1   $232.6   $314.3   $392.2

S&P 500                     100.0    105.2    122.5    161.2    156.2
203.6    219.1    241.1    244.4    335.9    412.8

Russell Large Cap Index     100.0    106.9    123.2    164.9    168.4
217.0    225.5    241.2    250.2    355.6    449.5
---------------------------------------------------------------------------
------------------------------------------------

                         [GRAPH OF FIVE YEAR COMPARISON]

---------------------------------------------------------------------------
---------
                             1991      1992      1993      1994      1995
  1996
---------------------------------------------------------------------------
---------
Anheuser-Busch              $100.0    $ 97.2    $ 83.9    $ 89.5    $120.9
 $150.8

S&P 500                      100.0     107.6     118.4     120.0     165.0
  202.7

Russell Large Cap Index      100.0     103.9     111.2     115.3     163.9
  207.2
---------------------------------------------------------------------------
---------


-------

<F*>   Assumes $100 invested on December 31 of first year of chart in
       Anheuser-Busch Companies, Inc. Common Stock, S&P 500 Index and Russell Large Cap Index and that all dividends were reinvested.

<F**>  Because only one of the other four leading domestic brewers is an independent publicly traded company, the Company has elected to compare shareholder returns with the Russell Large Cap Index. This index is comprised of the 50 largest publicly held United States companies, based on market capitalization. The Company has been included in the index over most of the past ten years.

<F***> Compound Annual Growth Rate.

OPTION GRANTS IN 1996

 POTENTIAL REALIZABLE VALUE AT

    ASSUMED ANNUAL RATES OF

    STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS<F1>
      FOR OPTION TERM<F2>
                          --------------------------------------------
 -----------------------------
                                         % OF
                                         TOTAL
                                        OPTIONS
                           NUMBER OF    GRANTED
                          SECURITIES      TO
                          UNDERLYING   EMPLOYEES  EXERCISE
                            OPTIONS       IN       PRICE    EXPIRATION
          NAME            GRANTED (#)  1996<F3>    ($/SH)      DATE
0%<F4>        5%                10%
          ----            -----------  ---------  --------  ----------   --
----        --                ---

A. A. Busch III..........    200,000       4.8%    $40.69    12/17/06
$0    $     5,117,630   $    12,969,079

P. T. Stokes.............    100,000       2.4      40.69    12/17/06
0          2,558,815         6,484,540

J. E. Jacob..............     60,000       1.4      40.69    12/17/06
0          1,535,289         3,890,724

J. H. Purnell............     75,000       1.8      40.69    12/17/06
0          1,919,111         4,863,405

S. K. Lambright..........     60,000       1.4      40.69    12/17/06
0          1,535,289         3,890,724

All Shareholders.........        N/A       N/A        N/A       N/A
0     12,727,545,810    32,254,099,473

All Optionees............  4,149,588     100.0      40.59       N/A
0        105,925,703       268,436,848

Optionee Gain as %
  of All Shareholders
  Gain...................        N/A       N/A        N/A       N/A
N/A     less than 1%      less than 1%

-------

<F1> All options granted to the named officers were granted on December 18,
     1996. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date; however, the Stock Option Plans Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death or disability, or if certain events occur which would result in a change in control of the Company. In addition, some of the options were granted with a tax payment feature. The tax payment feature allows the use of option stock to pay the withholding taxes related to option exercises. The number of options granted with a tax payment feature in 1996 to the named officers were: Mr. Busch III, 197,543; Mr. Stokes, 97,543; Mr. Jacob, 57,543; Mr. Purnell, 72,543; and Mr. Lambright, 57,543.

<F2> The dollar amounts under these columns are the result of calculations at
     0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable values for all shareholders are based on 497.4 million shares outstanding at December 31, 1996 and a per share price of $40.69.

<F3> Based on 4,149,588 options granted to 798 employees during 1996.

<F4> No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.

AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES


NUMBER OF

SECURITIES           VALUE OF

UNDERLYING         UNEXERCISED

UNEXERCISED        IN-THE-MONEY

OPTIONS AT          OPTIONS AT

12/31/96 (#)    12/31/96 ($)<F2><F3>
                                     SHARES                            ----
--------    --------------------
                                   ACQUIRED ON           VALUE
EXERCISABLE/        EXERCISABLE/
             NAME                EXERCISE (#)<F1>   REALIZED ($)<F2>
UNEXERCISABLE      UNEXERCISABLE
             ----                ----------------   ----------------   ----
---------      -------------

A. A. Busch III...............       313,722           6,105,186
991,014/          16,044,476/

532,054            3,258,594

P. T. Stokes..................       107,562           2,300,360
573,163/           9,716,306/

262,611            1,600,975

J. E. Jacob...................             0                   0
145,694/           1,911,381/

209,054            1,587,347

J. H. Purnell.................        94,776           2,024,125
279,594/           4,116,904/

176,610            1,044,717

S. K. Lambright...............        44,776             898,852
259,107/           4,037,254/

154,833              937,925

-------

<F1> Shares reflect the 1996 two-for-one stock split.

<F2> Value before income taxes payable as a result of exercise.

<F3> Based on the average of the high and low price of the Company's common stock on the New York Stock Exchange--Composite Transactions for 12/31/96 ($40.625).

PENSION PLAN TABLE

                                                            YEARS OF
SERVICE
          ELIGIBLE                 ----------------------------------------
------------------------------
        REMUNERATION               5          10          15           20
        25        30 OR MORE
        ------------               -          --          --           --
        --        ----------

$ 500,000....................   $ 41,667    $ 83,333    $125,000    $
166,667    $  208,333    $  250,000

 1,000,000...................     83,333     166,667     250,000
333,333       416,667       500,000

 1,500,000...................    125,000     250,000     375,000
500,000       625,000       750,000

 2,000,000...................    166,667     333,333     500,000
666,667       833,333     1,000,000

 2,500,000...................    208,334     416,667     625,000
833,333     1,041,667     1,250,000

 3,000,000...................    250,000     500,000     750,000
1,000,000     1,250,000     1,500,000

    The Pension Plan Table above shows a range of estimated annual normal retirement pension benefits for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee's annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The benefits shown assume continued service until retirement at age 65 and payment in the form of a life annuity with ten years of guaranteed payments. Amounts shown do not reflect the applicable deduction for Social Security benefits. Vesting and payment of part of the benefits shown are accelerated if certain events occur that would result in a change in control of the Company. For the portions of the foregoing benefits payable under the programs that are not tax-qualified, if an excise tax were imposed on a participant as to such benefits on account of such a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

   Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Busch--39 years and $2,489,750; Mr. Stokes--28 years and $1,250,000; Mr. Jacob--3 years and $707,000; Mr. Purnell--32 years and $734,000; and Mr. Lambright--19 years and $640,000.

     OTHER TRANSACTIONS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES

    In 1993, pursuant to an investment agreement the Company purchased from Grupo Modelo, S.A. de C.V., Mexico's largest brewer ("Grupo Modelo"), equity securities representing a 10% interest in Grupo Modelo. The Company also purchased at that time equity securities representing a 10% interest in Diblo, S.A. de C.V., the operating subsidiary of Grupo Modelo ("Diblo"), 76.75% of the outstanding equity securities of which are owned by Grupo Modelo. Carlos Fernandez G. is Vice Chairman of the Board of Directors of Grupo Modelo and Diblo. Pursuant to the investment agreement, the Company also acquired an option to purchase, at then-prevailing market rates (subject to certain limits), from trusts for the benefit of certain shareholders of Grupo Modelo and Diblo, including Mr. Fernandez and certain of his family members, equity securities sufficient to increase the Company's interest in Grupo Modelo to 35.12% and sufficient to increase the Company's interest in Diblo to 23.25%.

    The Company has exercised its Grupo Modelo option in full to increase its interest in Grupo Modelo to 35.12%. As of early March, the transaction had not closed primarily because of differences in opinion concerning certain purchase price adjustments. The investment agreement provides for certain procedures to resolve such disputes, which include continued discussions and, if necessary, binding arbitration. As of the date hereof, the Company has not exercised the option to acquire additional Diblo shares. Such option remains exercisable until December 31, 1997.

    Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain a representative of Grupo Modelo on its Board of Directors so long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is the representative of Grupo Modelo for this purpose.

    August A. Busch, Jr., a former director of the Company, was, until his death in September 1989, the owner of Grant's Farm, a tract of approximately 225 acres located in St. Louis County, Missouri, most of which has been leased and used by the Company for many years. Upon his death the property passed to the trustees of a real estate trust created by his will (the "Trustees") for the benefit of certain children of Mr. Busch, Jr., not including August A. Busch III. The area includes an animal reservation and numerous other attractions and facilities. The Company uses Grant's Farm extensively for entertaining and conducting public tours and for other purposes associated with its advertising and public relations program. It is one of the most popular tourist attractions in the St. Louis area. The leased premises include all of the tract (except for approximately 23 acres that have been reserved for the residents' personal use) plus an adjacent tract of approximately 7 acres upon which are situated a parking lot and a stallion barn. Also, various paintings, trophies, horsedrawn vehicles, and other personal property that belonged to Mr. Busch, Jr. are displayed during public tours of the premises.

    The current lease (the "Lease") became effective January 1, 1982. The
Lease may be terminated by the Company by giving notice at any time prior to October 31 of any year, to be effective in the following year at the end of the month during which the tour season ends. The Trustees may terminate the Lease by giving notice at any time prior to October 31 of any year, to be effective at the end of the month during which the tour season ends in the second year following the year in which notice is given. If the Trustees terminate the Lease, they must reimburse the Company for the unamortized value of all capital leasehold improvements made by the Company.

    Under the Lease, the Trustees will receive a fixed annual rental of $201,890 throughout the term of the Lease. They will also share in that portion of income from the Company's concession operations which exceeds the approximate income generated from such operations when they were operated by Mr. Busch, Jr. The Company and the Trustees entered into an agreement under which, effective with the year 1994, the Company will retain an additional portion of concession income until certain capital improvements made by the Company to Grant's Farm are fully amortized. The Lease provides that the Trustees have the responsibility for the maintenance and care of the leased premises and the animals and personal property situated thereon, and the Company is obligated to reimburse them for their expenses in carrying out that responsibility. During the term of the Lease, the Company has the right of first refusal to purchase the leased premises and also to purchase the 23-acre tract referred to above. The Company also has the right, under certain circumstances, to purchase the personal property covered by the Lease and certain personal property located in Mr. Busch, Jr.'s former residence. For the year 1996, the Trustees received, in the aggregate, from the Company under the Lease: (1) basic rent of $201,890, (2) $303,705 as their share of the Company's income from concession operations, and
(3) $1,338,620 as reimbursement for the actual expenses, as audited by the Company's internal audit department, for the maintenance and care of the leased premises, the animals, and the personal property situated thereon.

    For many years, Mr. Busch, Jr. provided board and care for the Anheuser-Busch, Incorporated ("ABI") Clydesdale horses on property other than Grant's Farm. The existing Clydesdale Lease Agreement between Mr. Busch, Jr. and ABI first became effective on January 1, 1973. Certain heirs of Mr. Busch, Jr. (not including August A. Busch III) succeeded to the interests of Mr. Busch, Jr. under the lease, which was amended as of August 31, 1990. For the year 1996, ABI paid or will pay under this lease $28,700 as annual rental and $218,979 as reimbursement for the actual expenses, as audited by the Company's internal audit department, incurred to care for the Clydesdale horses and the leased property.

    In 1996, Busch-Transou, L.C., a company owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III, paid what the Company believes to be the fair market value for the assets and consulting services of ABI's Tallahassee, Florida wholesaler, approximately $11,500,000. Busch-Transou, L.C. paid $3,000,000 of that amount to ABI and the remaining approximately $8,500,000 to the owner of the wholesalership. Further, ABI entered into an agreement with Busch-Transou, L.C. for the distribution of malt beverage products in Tallahassee, Florida. Busch-Transou, L.C. purchased $9,038,795 of products from ABI during 1996. The distribution agreement with Busch-Transou, L.C. is ABI's standard distribution agreement. The transaction was reviewed and approved in advance by the Conflict of Interest Committee of the Board of Directors.

    Anheuser-Busch, Incorporated has agreements with Double Eagle Distributing, Inc. ("Double Eagle") and Southern Eagle Distributing, Inc. ("Southern
Eagle") for the distribution of malt beverage products in Deerfield Beach, Florida and Fort Pierce, Florida, respectively. Double Eagle, which is owned by James B. Orthwein, Jr. and Percy J. Orthwein II, who are sons of James B. Orthwein, purchased $38,424,110 of products from ABI during 1996. Percy
Orthwein is Chairman of the Board and James B. Orthwein, Jr. is President and General Manager of Double Eagle. Southern Eagle, of which Peter William Busch, a half brother of Mr. Busch III, is the majority owner, purchased $19,512,219 of products from ABI during 1996. Peter Busch is the President of Southern Eagle. These distribution agreements are ABI's standard distribution agreements.

    Douglas A. Warner III, a director of the Company, is an executive officer of J. P. Morgan & Co., Incorporated ("Morgan"). Morgan and its subsidiaries have provided investment banking and related financial services to the Company during 1996 and are expected to provide similar services to the Company during 1997.

    The Company occasionally uses the personal aircraft of Mr. Busch III for Company business. During 1996, the Company reimbursed Mr. Busch $144,070 based on the manufacturer's published hourly rate for fuel, oil, maintenance, and other miscellaneous costs for operating the aircraft.

    In the opinion of the Company's management, the terms and conditions of the foregoing transactions are at least as favorable to the Company and its subsidiaries as those which would be available from unrelated parties for comparable transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with, except that one transaction by a trust of which Mr. Flanigan is a trustee was reported late.

                        SHAREHOLDER PROPOSALS FOR 1998

    For inclusion in the Company's Proxy Statement and form of proxy, any shareholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive offices no later than November 10, 1997.

    Shareholders who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 1998 Annual Meeting, and shareholders who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company's principal executive offices not earlier than January 23, 1998 and not later than February 22, 1998. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Secretary.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other shareholders, the Company has engaged D. F. King & Co., Inc. for a fee not to exceed $10,500 plus out-of-pocket expenses. Solicitation also may be made by the Company's officers, directors, or employees, personally or by telephone.

St. Louis, Missouri
March 10, 1997

                               ADMISSION TICKET
                    [ LOGO ] ANHEUSER-BUSCH COMPANIES, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

              Wednesday, April 23, 1997, 10:00 A.M. (local time)
                   at the George R. Brown Convention Center
                 1001 Avenida de las Americas, Houston, Texas

                                   PLEASE PRESENT THIS TICKET FOR
ADMITTANCE OF
                                   SHAREHOLDER(S) NAMED.

                                   See reverse for map of area.
                                   ----------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW.

     ---------------------------------------------------------------------
      IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE
      APPROPRIATE BOX ON THE PROXY FORM BELOW. Present this ticket to the Anheuser-Busch representative at the entrance to the meeting.
     ---------------------------------------------------------------------

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
----------------------------------------------------------------------------

The undersigned hereby appoints August A. Busch III, John E. Jacob, and JoBeth
G. Brown as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote upon the matters set forth in the Notice of Meeting or which may properly come before the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas, on April 23, 1997, at 10:00 A.M. local time and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1 AND #2, AND AGAINST THE SHAREHOLDER PROPOSAL IN ITEM #3 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

                        Dated ----------------------------------------, 1997

                        ----------------------------------------------------

                        ----------------------------------------------------
                                      SIGNATURE OF SHAREHOLDER(S)

                        (Sign exactly as your name or names appear at the left; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

                        / / Check here if you plan to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                     [MAP]

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
-----------------------------------------------------------------------------
                    ANHEUSER-BUSCH COMPANIES, INC.    PROXY

-----------------------------------------------------------------------------
                         DIRECTORS RECOMMEND A VOTE FOR
-----------------------------------------------------------------------------

 1. Election of Directors

   / /  FOR all nominees listed below              / /  WITHHOLD AUTHORITY
        (except as marked to the contrary below)        to vote for all nominees
                                                        listed below

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

      Bernard A. Edison      Vernon R. Loucks, Jr.      Vilma S. Martinez
                 William P. Payne      Edward E. Whitacre, Jr.

 2. Approval of the appointment of Price Waterhouse LLP as independent auditors for 1997:

                           FOR      AGAINST      ABSTAIN
                           / /       / /          / /
---------------------------------------------------------------------------


---------------------------------------------------------------------------
                       DIRECTORS RECOMMEND A VOTE AGAINST
---------------------------------------------------------------------------

 3. Shareholder proposal relating to a report on beer consumption

                           FOR      AGAINST      ABSTAIN
                           / /       / /          / /
---------------------------------------------------------------------------

 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

            BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM.

                               ADMISSION TICKET
                    [ LOGO ] ANHEUSER-BUSCH COMPANIES, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

              Wednesday, April 23, 1997, 10:00 A.M. (local time)
                   at the George R. Brown Convention Center
                 1001 Avenida de las Americas, Houston, Texas

                                   PLEASE PRESENT THIS TICKET FOR ADMITTANCE OF
                                   SHAREHOLDER NAMED.

                                   See reverse for map of area.
                                   ----------------------------

             TO PARTICIPANTS IN THE ANHEUSER-BUSCH DEFERRED INCOME
                       STOCK PURCHASE AND SAVINGS PLANS

    Enclosed with this proxy form are the notice and proxy statement for the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. which will be held on April 23, 1997. The number of shares shown on the proxy form represents the number of shares with respect to which you are entitled to direct the voting because of your account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, Boatmen's Trust Company must receive your executed proxy form not later than April 17, 1997. If your executed proxy is not received by April 17, 1997, shares as to which you are entitled to direct voting will be voted as described in the following paragraph.

    Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. Your share equivalents closely approximate the number of shares as to which you are entitled to direct the voting. If you do not return your proxy form, the plan trustee will vote shares you are entitled to vote in the same proportion as shares for which the trustee receives voting instructions from other participants in that plan.

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY FORM BELOW. Present this ticket to the Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the Plan trustee can vote these shares as described above.

                                                        BOATMEN'S TRUST COMPANY

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
---------------------------------------------------------------------------
The undersigned hereby directs the Trustee of the Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (b) to vote upon such other business as may properly come before the meeting hereafter described, in each case with respect to all of the shares of stock that the undersigned would be entitled to vote under these plans. Such votes are to be cast at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas, on April 23, 1997 at 10:00 a.m., local time, and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1 AND #2, AND AGAINST THE SHAREHOLDER PROPOSAL IN ITEM #3 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.


                         Dated -------------------------------------, 1997

                         ---------------------------------------------------

                         ----------------------------------------------------
                                       SIGNATURE OF PLAN PARTICIPANT

                        / / Check here if you plan to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                     [MAP]


                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
---------------------------------------------------------------------------

                    ANHEUSER-BUSCH COMPANIES, INC.    PROXY

---------------------------------------------------------------------------
                         DIRECTORS RECOMMEND A VOTE FOR
---------------------------------------------------------------------------

 1. Election of Directors

   / /  FOR all nominees listed below              / /  WITHHOLD AUTHORITY
        (except as marked to the contrary below)        to vote for all nominees
                                                        listed below

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

      Bernard A. Edison      Vernon R. Loucks, Jr.      Vilma S. Martinez
                 William P. Payne      Edward E. Whitacre, Jr.

 2. Approval of the appointment of Price Waterhouse LLP as independent auditors for 1997:

                           FOR      AGAINST      ABSTAIN
                           / /       / /          / /
---------------------------------------------------------------------------

---------------------------------------------------------------------------
                       DIRECTORS RECOMMEND A VOTE AGAINST
---------------------------------------------------------------------------

 3. Shareholder proposal relating to a report on beer consumption

                           FOR      AGAINST      ABSTAIN
                           / /       / /          / /
---------------------------------------------------------------------------

 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

            BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM.

LOGO] ANHEUSER-BUSCH COMPANIES, INC.

                                                                  April 2,
1997

Dear Shareholder(s):

    The time is approaching for the Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. on April 23, 1997, and our vote tabulator has not yet received your Proxy.

    It is important that your shares be represented at the meeting. Please sign and mail the enclosed duplicate Proxy as soon as possible.

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY FORM BELOW.

                           Sincerely,
                           /s/ August A. Busch III

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
---------------------------------------------------------------------------

The undersigned hereby appoints August A. Busch III, John E. Jacob, and JoBeth
G. Brown as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote upon the matters set forth in the Notice of Meeting or which may properly come before the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas, on April 23, 1997, at 10:00 A.M. local time and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1 AND #2, AND AGAINST THE SHAREHOLDER PROPOSAL IN ITEM #3 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

                                        Dated                         1997
                                             -----------------------,

                                        ----------------------------------

                                        ----------------------------------
                                           SIGNATURE OF SHAREHOLDER(S)

                                        (Sign exactly as your name or names
                                        appear at the left; in the case of
                                        shares held by joint owners, all
                                        joint owners should sign; fiduciaries
                                        should indicate title and authority.)

                                        / / Check here if you plan to attend
                                        the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
---------------------------------------------------------------------------

                  ANHEUSER-BUSCH COMPANIES, INC.                      PROXY
-------------------------------------------------------------------------------

             DIRECTORS RECOMMEND A VOTE FOR DIRECTORS RECOMMEND A VOTE AGAINST
1. Election of Directors                                                               3.
Shareholder proposal relating

to a report on beer consumption

   / /  FOR all nominees listed below            / /  WITHHOLD AUTHORITY
        (except as marked to the contrary             to vote for all nominees
        below)                                        listed below

FOR AGAINST   ABSTAIN

/ /     / /       / /
    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

      Bernard A. Edison      Vernon R. Loucks, Jr.      Vilma S. Martinez
                 William P. Payne      Edward E. Whitacre, Jr.

 2. Approval of the appointment of Price Waterhouse LLP as independent auditors for 1997:

                           FOR      AGAINST      ABSTAIN
                           / /        / /          / /


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

            BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM.

                                    APPENDIX

Page 15 of the printed proxy contains performance graphs. The information contained in the graphs is depicted in the tables that immediately follow the graphs.